Exhibit (k)(16)

FIFTH AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (“Amendment”) dated as of February 15, 2017 to the Committed Facility Agreement dated as of March 10, 2015 between BNP Paribas Prime Brokerage International, Ltd. (“BNPP PB”) and Bucks Funding (“Customer”).

WHEREAS, BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc.”) and Customer previously entered into a Committed Facility Agreement dated as of March 10, 2015 (as amended from time to time, the “Agreement”);

WHEREAS, the Agreement was assigned to BNPP PB, Inc.’s affiliate, BNPP PB;

WHEREAS, the parties hereto desire to amend the Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.	Amendment to Section 1 of the Agreement (‘Definitions’)

The definition of “Maximum Commitment Financing” in Section 1 of the Agreement is hereby amended by replacing the words “$200,000,000” currently appearing therein with the words “$250,000,000”.

2.	Amendment to Section 12 of the Agreement (‘Financial Information’)

Section 12 of the Agreement is hereby replaced in its entirety with the following:

12.	Financial Information –

Customer shall provide or cause to be provided to BNPP PB copies of –

(a)	the most recent annual report on Form N-CSR of FSGCOF, containing financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the United States, as soon as available and in any event within one hundred twenty (120) calendar days after the end of each fiscal year of FSGCOF;

(b)	the most recent semi-annual report on Form N-CSRS of FSGCOF, containing financial statements prepared in accordance with generally accepted accounting principles in the United States, as soon as available and in any event within seventy (70) calendar days after the end of the second fiscal quarter of each fiscal year of FSGCOF;

(c)	a monthly statement of the leverage and asset coverage ratios of FSGCOF and the Net Asset Value of Customer and FSGCOF, respectively, as of the last day of each calendar month as soon as available and in any event within fifteen (15) calendar days after the end of each calendar month delivered to rcm_regulated_funds@us.bnpparibas.com; and

(d)	the estimated Net Asset Value statement of Customer or FSGCOF within one (1) Business Day of written request therefor by BNPP PB.

Notwithstanding anything to the contrary herein, to the extent that FSGCOF’s Net Asset Value, most recent annual report on Form N-CSR or most recent semi-annual report on Form N-CSRS (the “Reports”) is publicly available on either FSGCOF’s website or filed with the U.S. Securities and Exchange Commission (the “SEC”) and publicly available at http://www.sec.gov, such Report shall be deemed to have been provided to BNPP PB in satisfaction of the requirements of this Section 12 without any further action by Customer.

3.	Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment, in each case, however, except for any representation that refers to a specific date, as to which each party represents to the other party that such representation is true and accurate as of such specific date and is deemed to be given or repeated by each party, as the case may be, as of such specific date.

4.	Miscellaneous

(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

(b)	Entire Agreement. The Agreement as amended and supplemented by this Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto. Except as expressly set forth herein, the terms and conditions of the Agreement remain in full force and effect.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(Signature page follows)

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE INTERNATIONAL, LTD.	BUCKS FUNDING

/s/ Brian Calahan	/s/ Gerald F. Stahlecker
Name: Brian Calahan	Name: Gerald F. Stahlecker
Title: Managing Director	Title: Executive Vice President

/s/ Jeffrey Lowe
Name: Jeffrey Lowe
Title: Managing Director

3